Exhibit 10.1

ALLONGE TO CONVERTIBLE NOTE

Allonge #8 (this “Allonge #8”) to (i) that certain Convertible Note (the “Convertible Note”) attached hereto as Exhibit 1 and made a part hereof in the original principal amount of $275,000 dated December 31, 2019, from Brain Scientific Inc., a Nevada corporation (the “Company”), in favor of Vista Capital Investments, LLC, as Holder (the “Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Convertible Note.

The Company and the Holder agree that the Convertible Note shall be revised as follows:

1.	The Maturity Date December 31, 2022; provided, however, that notwithstanding anything to the contrary in the Convertible Note, the Company shall make the following monthly installments of principal plus interest of 14%, and upon the last payment thereof, the Convertible Note shall be satisfied and paid in full;
2.	$10,000 plus accrued interest of $4,200 on or before June 30, 2022;
3.	$10,000 plus accrued interest of $1,283.33 on or before July 31, 2022;
4.	$10,000 plus accrued interest of $1,166.67 on or before August 31, 2022;
5.	$10,000 plus accrued interest of $1,050 on or before September 30, 2022;
6.	$10,000 plus accrued interest of $933.33 on or before October 31, 2022;
7.	$10,000 plus accrued interest of $816.67 on or before November 30, 2022;
8.	$10,000 plus accrued interest of $700 on or before January 1, 2023;
9.	A final payment of $50,000 plus accrued interest on January 1, 2023.

This Allonge is intended to be attached to and made a permanent part of the Note.

Dated as of the 31st day of March 2022.

Company:	BRAIN SCIENTFIC INC.

	By:	/s/ Bonnie-Jeanne Gerety
Bonnie-Jeanne Gerety Chief Financial Officer

Holder:	VISTA CAPITAL INVESTMENTS LLC

	By:	David Clark
David Clark
Manager